VERTICA SOFTWARE, INC.

                             NOTE PURCHASE AGREEMENT


         THIS NOTE PURCHASE AGREEMENT ("Agreement") is made as of the 9th day of April 1997 by and between VERTICA SOFTWARE, INC. a California corporation (the "Company"), and Arthur A. Gingell, an individual (the "Purchaser").

         In consideration of the mutual promises hereinafter set forth the parties hereby agree as follows:


SECTION 1. AMOUNT AND TERMS OF THE LOAN

         1.1 The Loan. Subject to the terms of this Agreement, the Company agrees to sell and Purchaser agrees to loan to the Company, One Hundred Thousand Dollars ($100,000.00) (the "Loan Amount") pursuant to two (2) convertible promissory notes (the "First Note" and "Second Note", collectively, the "Notes"), each in the form attached hereto as Exhibit A. Upon the closing of the Company's Stock Financing (as defined below) the outstanding principal balance and unpaid accrued interest of the Notes shall automatically convert into shares of Company's Securities pursuant to the terms of Section 1.3. In the event the Stock Financing has not closed within one year from the date of this Agreement, the principal balance and unpaid accrued interest of the Notes shall be automatically converted into shares of the Company's Series A Preferred Stock.

         1.2 Stock Financing. For purposes of this Agreement, "Stock Financing" shall mean the sale by the Company of shares of its capital stock ("Securities") to investors ("Investors") with aggregate cash proceeds to the Company equal to or in excess of Three Hundred Thousand Dollars ($300,000).

         1.3 Conversion Upon Stock Financing. Immediately prior to or upon the closing of a Stock Financing as defined in Section 1.2, the principal amount and any accrued and unpaid interest on the Notes shall automatically convert into shares of the Company's Securities purchased by the Investors at a conversion price equal to the lower of (i) One Dollar and Sixty Cents ($1.60) per share, or
(ii) eighty percent (80%) of the price per share paid by the Investors purchasing the Securities.

         1.4 Other Conversion. In the event the Stock Financing has not closed within one year from the date of this Agreement, the principal amount and any accrued and unpaid interest on the Notes shall automatically convert into shares of the Company's Series A Preferred Stock at a conversion price equal to One Dollar and Sixty Cents ($1.60) per share.


SECTION 2. THE CLOSING

         2.1      Closings.

                  (a) First Closing. The closing of the purchase and sale of the First Note (the


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"First  Closing")  shall be held on April 10,  1997,  at the  offices  of Cooley
Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, or at such other time as the Company and the Purchaser shall agree (the "First Closing Date").

                  (b) Second Closing. The closing of the purchase and sale of the Second Note (the "Second Closing") shall be held on April 11, 1997, at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, or at such other time as the Company and the Purchaser shall agree (the "Second Closing Date").

                  2.2 Deliveries.

                  (a) At the First Closing (i) Purchaser will deliver to the Company a check or wire transfer funds in the amount of Fifty Thousand Dollars ($50,000); and (ii) the Company shall deliver to Purchaser a Note representing such Purchaser's Loan Amount.

                  (b) At the Second Closing (i) Purchaser will deliver to the Company a checkor wire transfer funds in the amount of Fifty Thousand Dollars ($50,000); and (ii) the Company shall deliver to Purchaser a Note representing such Purchaser's Loan Amount.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to Purchaser as follows:

         3.1 Corporate Power. The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

         3.2 Authorization. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Notes has been taken or will be taken prior to the Closing. This Agreement and the Notes when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Series A Preferred Stock or other equity securities of the Company, when issued in compliance with the provisions of this Agreement, or the Notes, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances.

         3.3 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes and the equity securities issuable upon conversion of the Notes or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

         3.4 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the offer, issue, and sale of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the " 1933 Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         4.1 Purchase for Own Account. Purchaser represents that it is acquiring the Notes and the equity securities issuable upon conversion of the Notes (collectively, the "Notes and Underlying Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Notes and Underlying Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

         4.2 Information and Sophistication. Purchaser acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Notes. Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

         4.3 Ability to Bear Economic Risk. Purchaser acknowledges that investment in the Notes involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

         4.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

                  (a) There is then in effect a Registration Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                  (b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act.

         4.5 Experience. Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

SECTION 5. MISCELLANEOUS

         5.1 Binding Agreement. The terms and conditions of this Agreement shall inure to. the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         5.2 Governing Law Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. Each of Company and Purchaser hereby submits to the exclusive jurisdiction of the State and Federal courts located in the County of Santa Clara, State of California.

         5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         5.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile, (iii) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

         5.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

         5.7 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the par-ties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Notes Purchase Agreement as of the date set forth in the first paragraph hereof.

                                      COMPANY:
                                      VERTICA SOFTWARE, INC.
                                      5801 Christie Avenue, Suite 240
                                      Emeryville, CA 94608

                                      By:
                                         ---------------------------------------
                                           Hans Nehme
                                           President and Chief Executive Officer


                                      PURCHASER:
                                      Arthur A. Gingell
                                      157 Camino Arroyo North
                                      Palm Desert, CA 92260


                                      /s/ Arthur A. Gingell
                                      ------------------------------------------
                                              Arthur A. Gingell

         21275299
         040997

         IN WITNESS WHEREOF, the parties have executed this Notes Purchase Agreement as of the date set forth in the first paragraph hereof.

                                      COMPANY:
                                      VERTICA SOFTWARE, INC.
                                      5801 Christie Avenue, Suite 240
                                      Emeryville, CA 94608


                                      By: /s/ Hans Nehme
                                         ---------------------------------------
                                           Hans Nehme
                                           President and Chief Executive Officer


                                      PURCHASER:
                                      Arthur A. Gingell
                                      157 Camino Arroyo North
                                      Palm Desert, CA 92260


                                          --------------------------------------
                                            Arthur A. Gingell

21275299
040997